Exhibit 99.1
ICU Medical Announces First Quarter 2024 Results

SAN CLEMENTE, Calif., May 7, 2024 (GLOBE NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical products, today announced financial results for the quarterly period ended March 31, 2024.

First Quarter 2024 Results

First quarter 2024 revenue was $566.7 million, compared to $568.6 million in the same period in the prior year. GAAP gross profit for the first quarter of 2024 was $185.2 million, as compared to $192.0 million in the same period in the prior year. GAAP gross margin for the first quarter of 2024 was 33%, as compared to 34% in the same period in the prior year. GAAP net loss for the first quarter of 2024 was $(39.5) million, or $(1.63) per diluted share, as compared to GAAP net loss of $(9.8) million, or $(0.41) per diluted share, for the first quarter of 2023. Adjusted diluted earnings per share for the first quarter of 2024 was $0.96 as compared to $1.74 for the first quarter of 2023. Adjusted EBITDA was $78.8 million for the first quarter of 2024 as compared to $102.0 million for the first quarter of 2023.

Adjusted EBITDA and adjusted diluted earnings per share are measures calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to the Use of Non-GAAP Financial Information following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Vivek Jain, ICU Medical’s Chief Executive Officer, said, “First quarter results were generally in line with our expectations."

Revenues by product line for the three months ended March 31, 2024 and 2023 were as follows (in millions):

	Three months ended March 31,
Product Line	2024	2023	$ Change
Consumables	$244.1	$236.1	$8.0
Infusion Systems	157.3	161.7	(4.4)
Vital Care*	165.3	170.8	(5.5)
Total**	$566.7	$568.6	$(1.9)
*Vital Care includes Pfizer contract manufacturing revenue of $14.1 million and $12.7 million for the three months ended March 31, 2024, and 2023 respectively.
** Totals may differ from the income statement due to the rounding of product lines.

Conference Call

The Company will host a conference call to discuss its first quarter 2024 financial results, today at 4:30 p.m. ET (1:30 p.m. PT). The call can be accessed at (800) 717-1738, conference ID 1112534. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on Event Calendar and clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

About ICU Medical

ICU Medical (Nasdaq: ICUI) is a global leader in infusion systems, infusion consumables and high-value critical care products used in hospital, alternate site and home care settings. Our team is focused on providing quality, innovation and value to our clinical customers worldwide. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical can be found at www.icumed.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology and may include (without limitation) information regarding the Company's expectations, goals and intentions regarding the future. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the Company and assumptions management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, decreased free cash flow, changes in product mix, increased competition from competitors, lack of growth or improving efficiencies, unexpected changes in the Company's arrangements with its largest customers, the impact from fluctuations in foreign currency exchange rates, the impact of inflation on raw materials, freight charges and labor, rising interest rates, and the Company's ability to meet expectations regarding the ongoing integration of the Smiths Medical business. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission ("SEC"), which include those in the Company's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and our subsequent filings with the SEC. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise unless required by law.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	March 31, 2024	December 31, 2023

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$251,423	$254,222
Short-term investment securities	—	501
TOTAL CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENT SECURITIES	251,423	254,723
Accounts receivable, net of allowance for doubtful accounts	145,186	161,566
Inventories	693,006	709,360
Prepaid income taxes	15,476	21,983
Prepaid expenses and other current assets	82,636	73,640
TOTAL CURRENT ASSETS	1,187,727	1,221,272

PROPERTY, PLANT AND EQUIPMENT, net	602,617	612,909
OPERATING LEASE RIGHT-OF-USE ASSETS	64,928	69,909
GOODWILL	1,459,368	1,472,446
INTANGIBLE ASSETS, net	836,904	870,588
DEFERRED INCOME TAXES	40,203	37,295
OTHER ASSETS	96,651	94,020
TOTAL ASSETS	$4,288,398	$4,378,439

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$152,480	$150,030
Accrued liabilities	247,896	268,215
Current portion of long-term debt	51,000	51,000
Income tax payable	2,484	7,714
Contingent earn-out liability	1,500	4,879
TOTAL CURRENT LIABILITIES	455,360	481,838

CONTINGENT EARN-OUT LIABILITY	4,286	3,991
LONG-TERM DEBT	1,566,298	1,577,770
OTHER LONG-TERM LIABILITIES	102,594	100,497
DEFERRED INCOME TAXES	55,585	55,873
INCOME TAX LIABILITY	36,445	35,060
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $1.00 par value; Authorized — 500 shares; Issued and outstanding — none	—	—
Common stock, $0.10 par value; Authorized — 80,000 shares; Issued —24,412 and 24,144 shares at March 31, 2024 and December 31, 2023, respectively, and outstanding — 24,365 and 24,141 shares at March 31, 2024 and December 31, 2023, respectively	2,441	2,414
Additional paid-in capital	1,371,244	1,366,493
Treasury stock, at cost	(4,692)	(262)
Retained earnings	768,375	807,846
Accumulated other comprehensive loss	(69,538)	(53,081)
TOTAL STOCKHOLDERS' EQUITY	2,067,830	2,123,410
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,288,398	$4,378,439

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three months ended March 31,
	2024	2023
TOTAL REVENUES	$566,655	$568,649
COST OF GOODS SOLD	381,411	376,608
GROSS PROFIT	185,244	192,041
OPERATING EXPENSES:
Selling, general and administrative	157,657	152,572
Research and development	21,842	19,761
Restructuring, strategic transaction and integration	16,105	11,013
Change in fair value of contingent earn-out	295	(700)
TOTAL OPERATING EXPENSES	195,899	182,646
(LOSS) INCOME FROM OPERATIONS	(10,655)	9,395
INTEREST EXPENSE, net	(23,772)	(22,515)
OTHER EXPENSE, net	(2,341)	(269)
LOSS BEFORE INCOME TAXES	(36,768)	(13,389)
(PROVISION) BENEFIT FOR INCOME TAXES	(2,703)	3,577
NET LOSS	$(39,471)	$(9,812)
NET LOSS PER SHARE
Basic	$(1.63)	$(0.41)
Diluted	$(1.63)	$(0.41)
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	24,222	24,014
Diluted	24,222	24,014

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Three months ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(39,471)	$(9,812)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	55,526	55,744
Noncash lease expense	5,341	5,656
Provision for doubtful accounts	549	666
Provision for warranty, returns and field action	(618)	3,951
Stock compensation	11,598	9,158
(Gain) loss on disposal of property, plant and equipment and other assets	(65)	367
Debt issuance costs amortization	1,708	1,701
Change in fair value of contingent earn-out liability	295	(700)
Usage of spare parts	4,201	4,384
Other	2,627	(35)
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	13,967	82,028
Inventories	14,164	(49,370)
Prepaid expenses and other current assets	(5,735)	1,907
Other assets	(5,160)	(6,448)
Accounts payable	5,313	(27,525)
Accrued liabilities	(16,503)	(21,099)
Income taxes, including excess tax benefits and deferred income taxes	(1,946)	(9,328)
Net cash provided by operating activities	45,791	41,245
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(15,915)	(14,205)
Proceeds from sale of assets	507	54
Intangible asset additions	(2,954)	(2,532)
Proceeds from sale and maturities of investment securities	500	1,500
Net cash used in investing activities	(17,862)	(15,183)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal repayments of long-term debt	(12,750)	(7,375)
Proceeds from exercise of stock options	150	171
Payments on finance leases	(245)	(208)
Payment of contingent earn-out liability	(2,600)	—
Tax withholding payments related to net share settlement of equity awards	(11,400)	(8,425)
Net cash used in financing activities	(26,845)	(15,837)
Effect of exchange rate changes on cash	(3,883)	1,938
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(2,799)	12,163
CASH AND CASH EQUIVALENTS, beginning of period	254,222	208,784
CASH AND CASH EQUIVALENTS, end of period	$251,423	$220,947

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are material limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies, including peer companies. Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. We use non-GAAP financial measures in addition to and in conjunction with GAAP financial measures to analyze and assess the overall performance of our business, in making financial, operating and planning decisions, and in determining executive incentive compensation.

The non-GAAP financial measures include adjusted EBITDA, adjusted revenue, adjusted gross profit, adjusted selling, general and administrative, adjusted research and development, adjusted restructuring, strategic transaction and integration, adjusted change in fair value of contingent earn-out, adjusted (loss) income from operations, net, adjusted (loss) income before income taxes, adjusted benefit (provision) for income taxes, adjusted net (loss) income and adjusted diluted (loss) earnings per share, all of which exclude special items because they are highly variable or unusual and impact year-over-year comparisons.

For the three months ended March 31, 2024 and 2023, special items include the following:

Stock compensation expense: Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. The value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. The value of our restricted stock awards is determined using the grant date stock price, which may not be indicative of our operational performance over the expense period. Additionally, in order to establish the fair value of performance-based stock awards, which are currently an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Based on the above factors, we believe it is useful to exclude stock-based compensation in order to better understand our operating performance.

Intangible asset amortization expense: We do not acquire businesses or capitalize certain patent costs on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition. Capitalized patent costs can vary significantly based on our current level of development activities. We believe that excluding amortization of intangible assets provides the users of our financial statements with a consistent basis for comparison across accounting periods.

Restructuring, strategic transaction and integration: We incur restructuring and strategic transaction charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our ongoing operations with prior and future periods.

Change in fair value of contingent earn-out: We exclude the impact of certain amounts recorded in connection with business combinations. We exclude items that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing.

Quality system and product-related remediation: We exclude certain quality system and product-related remediation charges in determining our non-GAAP financial measures as they may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Asset write-offs and similar charges: Occasionally, we may write-off certain assets or we may sell certain assets. We exclude the non-cash gain/loss on the write-off/sale of these assets in determining our non-GAAP financial measures as they may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.

In addition to the above special items, Adjusted EBITDA additionally excludes the following items from net income:

Depreciation expense: We exclude depreciation expense in deriving adjusted EBITDA because companies utilize productive assets of different ages and the depreciable lives can vary significantly resulting in considerable variability in depreciation expense among companies.

Interest, net: We exclude interest in deriving adjusted EBITDA as interest can vary significantly among companies depending on a company's level of income generating instruments and/or level of debt.

Taxes: We exclude taxes in deriving adjusted EBITDA as taxes are deemed to be non-core to the business and may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Adjusted Diluted EPS excludes from diluted EPS, net of tax, the special items listed above. The tax effect on the special items is calculated using the specific tax rate applied to each adjustment based on the nature of the item/or the tax jurisdiction in which the item has been recorded. Additionally, adjusted diluted EPS may exclude the income tax impact of certain non-recurring discrete tax items that are not reflective of income tax expense/benefit incurred as a result of current period earnings/ loss, as well as the impact of certain deferred tax valuation allowances when assessed against non-GAAP profitability.

We also present Free cash flow as a non-GAAP financial measure as management believes that this is an important measure for use in evaluating overall company financial performance as it measures our ability to generate additional cash flow from business operations. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance or net cash provided by (used in) operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

The following tables reconcile our non-GAAP financial measures for the periods presented:

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands, except per share data)

	Adjusted EBITDA
	Three months ended March 31,
	2024	2023
GAAP net loss	$(39,471)	$(9,812)

Non-GAAP adjustments:
Interest, net	23,772	22,515
Stock compensation expense	11,598	9,158
Depreciation and amortization expense	55,526	55,744
Restructuring, strategic transaction and integration	16,105	11,013
Change in fair value of contingent earn-out	295	(700)
Quality system and product-related charges	7,498	17,090
Asset write-offs and similar charges	781	550
Provision (Benefit) for income taxes	2,703	(3,577)
Total non-GAAP adjustments	118,278	111,793

Adjusted EBITDA	$78,807	$101,981

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands, except percentages and per share)

The Company’s U.S. GAAP results for the three months ended March 31, 2024 included special items which impacted the U.S. GAAP measures as follows:

	Total revenues	Gross profit	Selling, general and administrative	Research and development	Restructuring, strategic transaction and integration	Change in fair value of contingent earn-out	(Loss) income from operations	(Loss) income before income taxes	Provision for income taxes	Net (loss) income	Diluted (loss) earnings per share
Reported (GAAP)	$566,655	$185,244	$157,657	$21,842	$16,105	$295	$(10,655)	$(36,768)	$(2,703)	$(39,471)	$(1.63)
Reported percent of total revenues (or percent of (loss) income before income taxes for benefit (provision) for income taxes)		33%	28%	4%	3%	—%	(2)%	(6)%	(7.4)%	(7)%
Contract manufacturing	(14,073)	—	—	—	—	—	—	—	—	—
Stock compensation expense	—	1,582	(9,563)	(453)	—	—	11,598	11,598	(2,784)	8,814	0.36
Amortization expense	—	—	(33,130)	—	—	—	33,130	33,130	(8,046)	25,084	1.03
Restructuring, strategic transaction and integration	—	—	—	—	(16,105)	—	16,105	16,105	(3,873)	12,232	0.50
Change in fair value of contingent earn-out	—	—	—	—	—	(295)	295	295	—	295	0.01
Quality system and product-related remediation	—	7,498	—	—	—	—	7,498	7,498	(1,803)	5,695	0.23
Asset write-offs and similar charges	—	781	—	—	—	—	781	781	(187)	594	0.02
Tax expense from valuation allowance*	—	—	—	—	—	—	—	—	10,143	10,143	0.42
Earnings per share impact on net loss due to basic versus diluted weighted average shares	—	—	—	—	—	—	—	—	—	—	0.01
Adjusted (Non-GAAP)**	$552,582	$195,105	$114,964	$21,389	$—	$—	$58,752	$32,639	$(9,253)	$23,386	$0.96
Adjusted percent of total revenues (or percent of (loss) income before income taxes for benefit (provision) for income taxes)		35%	21%	4%	—%	—%	11%	6%	28.3%	4%
_______________________
* The Company’s non-GAAP annual effective tax rate is calculated without the tax expense related to the valuation allowance against certain U.S. Federal and State deferred tax assets. The valuation allowance was recorded based on an assessment of available positive and negative evidence, including, predominantly, an estimate that we will be in a three-year cumulative U.S. loss position on a GAAP basis as of March 31, 2024. However, based on the same assessment, including, predominantly, our being, and expectation of remaining for 2024, in a three-year cumulative U.S. income position on a non-GAAP basis, which excludes the impact of our non-GAAP adjustments, we concluded that recording a valuation allowance would not have been appropriate for non-GAAP reporting. As a result, the tax expense for the valuation allowance was added back to our calculation of non-GAAP annual effective tax rate.
** Amounts may not foot due to rounding.

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)(continued)
(In thousands, except percentages and per share)

The Company’s U.S. GAAP results for the three months ended March 31, 2023 included special items which impacted the U.S. GAAP measures as follows:

	Total revenues	Gross profit	Selling, general and administrative	Research and development	Restructuring, strategic transaction and integration	Change in fair value of contingent earn-out	(Loss) income from operations	(Loss) income before income taxes	Benefit (provision) for income taxes	Net (loss) income	Diluted (loss) earnings per share
Reported (GAAP)	$568,649	$192,041	$152,572	$19,761	$11,013	$(700)	$9,395	$(13,389)	$3,577	$(9,812)	$(0.41)
Reported percent of total revenues (or percent of (loss) income before income taxes for benefit (provision) for income taxes)		34%	27%	3%	2%	—%	2%	(2)%	26.7%	(2)%
Contract manufacturing	(12,703)	—	—	—	—	—	—	—	—	—
Stock compensation expense	—	1,444	(7,362)	(352)	—	—	9,158	9,158	(2,198)	6,960	0.29
Amortization expense	—	—	(32,299)	—	—	—	32,299	32,299	(7,913)	24,386	1.01
Restructuring, strategic transaction and integration	—	—	—	—	(11,013)	—	11,013	11,013	(2,654)	8,359	0.34
Change in fair value of contingent earn-out	—	—	—	—	—	700	(700)	(700)	—	(700)	(0.03)
Quality system and product-related remediation	—	17,090	—	—	—	—	17,090	17,090	(4,204)	12,886	0.53
Asset write-offs and similar charges	—	550	—	—	—	—	550	550	(136)	414	0.01
Adjusted (Non-GAAP)	$555,946	$211,125	$112,911	$19,409	$—	$—	$78,805	$56,021	$(13,528)	$42,493	$1.74
Adjusted percent of total revenues (or percent of (loss) income before income taxes for benefit (provision) for income taxes)		38%	20%	3%	—%	—%	14%	10%	24.1%	8%

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(In thousands)

	Three months ended March 31
	2024	2023
Net cash provided by operating activities	$45,791	41,245
Purchase of property, plant and equipment	(15,915)	(14,205)
Proceeds from sale of assets	507	54
Free cash flow	$30,383	$27,094

ICU MEDICAL, INC. AND SUBSIDIARIES
Fiscal Year 2024
Outlook (Unaudited)
(In millions, except per share data)

	Low End of Guidance	High End of Guidance
GAAP net loss(1)	$(127)	$(110)

Non-GAAP adjustments:
Interest, net	105	105
Stock compensation expense(1)	40	40
Depreciation and amortization expense	229	229
Restructuring, strategic transaction and integration	40	40
Quality and regulatory initiatives and remediation	45	45
(Benefit) Provision for income taxes(1)	(2)	21
Total non-GAAP adjustments	$457	$480

Adjusted EBITDA	$330	$370

GAAP diluted loss per share(1)	$(5.16)	$(4.46)

Non-GAAP adjustments:
Stock compensation expense(1)	1.63	1.63
Amortization expense	5.53	5.53
Restructuring, strategic transaction and integration	1.63	1.63
Quality and regulatory initiatives and remediation	1.83	1.83
Tax expense from valuation allowance(1)	1.49	1.49
Estimated income tax impact from adjustments	(2.55)	(2.55)
Adjusted diluted earnings per share	$4.40	$5.10

(1) Reflects updates from the full year outlook published on February 27, 2024.

CONTACT:
ICU Medical, Inc.
Brian Bonnell, Chief Financial Officer
(949) 366-2183
ICR, Inc.
John Mills, Partner
(646) 277-1254